UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2016

PIONEER POWER SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-1347616
(State of incorporation)	(I.R.S. Employer Identification No.)

400 Kelby Street, 12th Floor

Fort Lee, New Jersey 07024

(Address of principal executive offices)

(212) 867-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2016, Andrew Minkow resigned as a director and as chief financial officer of Pioneer Power Solutions, Inc. (the “Company”), effective immediately. In connection with his resignation, Mr. Minkow entered into a General Release and Severance Agreement (the “Severance Agreement”) with the Company, pursuant to which, among other things, (i) that certain employment agreement between Mr. Minkow and the Company, dated March 30, 2012 (as amended, the “Employment Agreement”), was terminated, except with respect to the provisions of the Employment Agreement relating to confidentiality and restrictive covenants that remain in effect, (ii) Mr. Minkow resigned from all of his positions with the Company, (iii) the Company retained Mr. Minkow as a consultant for a period of three months (the “Consultancy Period”) to perform such services as may be reasonably requested by the Company for $25,000 monthly retainer payments, in exchange for Mr. Minkow making himself available for up to 40 hours per week, (iv) Mr. Minkow provided a release of claims against the Company, and (v) the Company will provide Mr. Minkow with the following: (a) severance payments, in an amount equal to his base salary for a period of three months after the 60th day following the expiration of the Consultancy Period (with the initial payment including any amounts that would have been payable to Mr. Minkow during such 60 day period, subject to Mr. Minkow’s compliance with the Severance Agreement); and (b) a lump-sum equivalent to the Company’s portion of Mr. Minkow’s premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985 for 12 months on the first payroll date after the 60th day following the date of the Severance Agreement. Any grants of equity-based incentive compensation granted to Mr. Minkow will remain subject to the terms of the Pioneer Power Solutions, Inc. 2011 Long-Term Incentive Plan and as set forth in the applicable grant documents.

In addition, in exchange for Mr. Minkow’s execution of a supplemental release agreement following the Consultancy Period, and Mr. Minkow’s compliance with the terms thereunder and the Severance Agreement, the Company agreed to pay Mr. Minkow an amount equal to his base salary for 6 months, payable in accordance with the Company’s standard payroll practices, following cessation of the above described severance payments.

The foregoing summary of the Severance Agreement is not complete, and is qualified in its entirety by reference to the full text of the Severance Agreement that is attached as Exhibit 10.1 of this Current Report on Form 8-K. Readers should review the Severance Agreement for a more complete understanding of its terms and conditions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	General Release and Severance Agreement, dated January 7, 2016, by and between Pioneer Power Solutions, Inc. and Andrew Minkow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER POWER SOLUTIONS, inc.

Date: January 11, 2016	By:	/s/ Nathan Mazurek
	Name:	Nathan Mazurek
	Title:	Chief Executive Officer